J.P. Morgan Mutual Fund Investment Trust
JPMMFIT held a special meeting of shareholders on June 10, 2014, for the purpose of considering and voting upon the election of Trustees:
The complete Board of Trustees was elected by the shareholders of all of the series of JPMMFIT, including Growth
Advantage Fund. The results of the voting were as follows:

Shares
(Amounts in
thousands)
John F. Finn

  In Favor
215,054
  Withheld
617
Dr. Matthew Goldstein

  In Favor
215,008
  Withheld
662
Robert J. Higgins

  In Favor
208,280
  Withheld
7,391
Frankie D. Hughes

  In Favor
215,086
  Withheld
584
Peter C. Marshall

  In Favor
215,045
  Withheld
625
Mary E. Martinez

  In Favor
215,037
  Withheld
633
Marilyn McCoy

  In Favor
215,057
  Withheld
614
Mitchell M. Merin

  In Favor
215,054
  Withheld
616
William G. Morton, Jr.

  In Favor
215,030
  Withheld
640
Robert A. Oden, Jr.

  In Favor
215,047
  Withheld
623
Marian U. Pardo

  In Favor
215,021
  Withheld
649
Frederick W. Ruebeck

  In Favor
215,049
  Withheld
621
James J. Schonbachler

  In Favor
215,049
  Withheld
622